Exhibit 99.3

Notice of Guaranteed Delivery

To Tender for Exchange of

7.625% Series A Senior Subordinated Exchange Notes due 2020
for Outstanding 7.625% Series A Senior Subordinated Notes due 2020
Regulation S Notes (CUSIP U18294 AC9 and ISIN USU18294AC97)
144A Notes (CUSIP 18451Q AE8 and ISIN US18451QAE89)

and

7.625% Series B Senior Subordinated Exchange Notes due 2020
for Outstanding 7.625% Series B Senior Subordinated Notes due 2020
Regulation S Notes (CUSIP U18294 AD7 and ISIN USU18294AD70)
144A Notes (CUSIP 18451Q AF5 and ISIN US18451QAF54)

of

Clear Channel Worldwide Holdings, Inc.

THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON, 2012 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY CLEAR CHANNEL WORLDWIDE HOLDINGS, INC. IN ITS SOLE DISCRETION.

The Exchange Agent for the Exchange Offers is:

U.S. Bank National Association

By Registered Mail or Overnight Carrier:	Facsimile Transmission: (for eligible institutions only)	By Hand Delivery:
U.S. Bank National Association Corporate Trust Services Attn: Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107	(651) 495-8138	U.S. Bank National Association Corporate Trust Services Attn: Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107
Confirm by Telephone: (800) 934-6802
For any questions regarding this notice of guaranteed delivery or for any additional information, you may contact the exchange agent by telephone at (800) 934-6802, or by facsimile at (651) 495-8138.

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

Registered holders of outstanding 7.625% Series A Senior Subordinated Notes due 2020 (together with the guarantees thereof, the “Outstanding A Notes”) who wish to tender their Outstanding A Notes in exchange for a like principal amount of 7.625% Series A Senior Subordinated Notes due 2020  (together with the guarantees thereof, the “Series A Exchange Notes”) and registered holders of outstanding 7.625% Series B Senior Subordinated Notes due 2020 (together with the guarantees thereof, the “Outstanding B Notes” and, together with the Outstanding A Notes, the “Outstanding Notes”) who wish to tender their Outstanding B Notes in exchange for a like principal amount of 7.625% Series B Senior Subordinated Notes due 2020 (together with the guarantees thereof, the “Series B Exchange Notes” and, together with the Series A Exchange Notes, the “Exchange Notes”) may use this Notice of Guaranteed Delivery or one substantially equivalent hereto to tender Outstanding Notes pursuant to the Exchange Offers (as defined below) if: (1) their Outstanding Notes are not immediately available or (2) they cannot deliver their Outstanding Notes (or a confirmation of book-entry transfer of Outstanding Notes into the account of the Exchange Agent at The Depository Trust Company), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or (3) they cannot complete the procedure for book-entry transfer on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See “Exchange Offers—Procedures for Tendering” in the prospectus dated              , 2012 (the “Prospectus”), which together with the related Letter of Transmittal constitutes the “Exchange Offers” of Clear Channel Worldwide Holdings, Inc.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

The undersigned hereby tenders the Outstanding Notes listed below:

Certificate Number(s) (If Known) of Outstanding Notes or if Outstanding Notes will be Delivered by Book-Entry Transfer at the Depositary Trust Company, Insert Account No.	Title of Securities (i.e., Series A Notes or Series B Notes)	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

*    Must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:___________________________________________________________ Name(s) of Registered Holder(s):__________________________________________	Date:____________________________________________________________ Address:_________________________________________________________ Area Code and Telephone No.:________________________________________

This notice of guaranteed delivery must be signed by the registered holder(s) exactly as their name(s) appear(s) on certificate(s) for notes or on a security position listing as the owner of notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es):

Name(s):_________________________________________________________________

Capacity:_________________________________________________________________
Address(es):______________________________________________________________

DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE
(Not To Be Used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “Exchange Offers— Guaranteed Delivery Procedures”), and that the exchange agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:______________________________________________________________

Authorized Signature:________________________________________________________

Title:_____________________________________________________________________

Address:__________________________________________________________________
                                                                                                                                       (Zip Code)
Area Code and Telephone Number:______________________________________________

Dated:____________________________________________________________________

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